As filed with the Securities and Exchange Commission on November 1, 2019

Registration No. 333-232662

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON

FORM S-3

TO

REGISTRATION STATEMENT

ON

FORM S-4

UNDER

THE SECURITIES ACT OF 1933

NexTier Oilfield Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-4016639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3990 Rogerdale Rd.

Houston, Texas 77042

(713) 325-6000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Kevin M. McDonald

Executive Vice President, Chief Administrative Officer, General Counsel & Secretary

NexTier Oilfield Solutions Inc.

3990 Rogerdale Rd.

Houston, Texas 77042

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

F. Xavier Kowalski, Esq.

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

(212) 756-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	1,504,311 (1)	(2)	(2)	(2)

(1)

Represents shares of common stock, par value $0.01 per share (“Common Stock”), of NexTier Oilfield Solutions Inc., a Delaware corporation (formerly known as Keane Group, Inc.) (the “Registrant”), issuable in the future under stock options outstanding pursuant to the NexTier Oilfield Solutions Inc. (former C&J Energy) Management Incentive Plan, as amended to date, which options were assumed by the Registrant in connection with the merger with C&J Energy Services, Inc. (“C&J”) on October 31, 2019 (the “Merger”) and which options were held by individuals who were not directors or employees of the Registrant immediately following the completion of the Merger. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such additional shares of Common Stock and securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

This Post-Effective Amendment No. 2 on Form S-3 covers securities that were originally registered on the Registrant’s Registration Statement on Form S-4 (File No. 333-232662), as amended (the “Form S-4”). All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Registration Statement on Form S-4, to which this Post-Effective Amendment No. 2 relates.

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

NexTier Oilfield Solutions Inc., a Delaware corporation (formerly known as Keane Group, Inc.) (the “Registrant”), hereby amends its Registration Statement on Form S-4 (File No. 333-232662), as amended (the “Form S-4”), by filing this Post-Effective Amendment No. 2 on Form S-3 to the Form S-4, containing an updated prospectus relating to the offer and sale of up to 1,504,311 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon the exercise of outstanding stock options (the “Converted Options”) that were initially issued by C&J Energy Services, Inc. (“C&J”), and that were assumed by the Registrant, to individuals who were not directors or employees of the Registrant immediately following the effective time of the Merger, as defined below.

On June 16, 2019, C&J, the Registrant and King Merger Sub Corp., a wholly owned subsidiary of the Registrant (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which they agreed to combine their respective businesses in a merger of equals. On October 31, 2019, Merger Sub merged with and into C&J, with C&J as the surviving corporation and wholly owned subsidiary of the Registrant (the “Merger”). Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, certain outstanding awards issued under the Plan were assumed by the Registrant and converted into awards with respect to the Registrant’s Common Stock, based on a formula described in the Form S-4.

PROSPECTUS

NexTier Oilfield Solutions Inc.

1,504,311 Shares of Common Stock Underlying Options Previously Granted

This prospectus relates to up to 1,504,311 shares of common stock, par value $0.01 per share (“common stock”), of NexTier Oilfield Solutions Inc. (the “Registrant,” “we,” “us” or “our”). The shares of common stock are issuable upon the exercise of outstanding options held by former directors or employees of C&J, which options were assumed by us in connection with the Merger.

We will not receive any proceeds from the sale of shares of common stock covered by this prospectus other than proceeds from the exercise of any options whose underlying shares of common stock are covered by this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “NEX.” On October 30, 2019, the last reported sale price of our common stock on the New York Stock Exchange was $4.77 per share.

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 1, 2019.

We have not authorized any person to give any information or to represent anything not contained or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may provide.

This prospectus and any accompanying prospectus supplement constitute an offer to sell only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus filed by us with the SEC is current only as of the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since any such date.

i

SUMMARY

This section summarizes selected information presented in greater detail elsewhere in this prospectus. However, this summary may not contain all of the information that may be important to you in determining whether to invest in our securities. You are urged to carefully read the remainder of this prospectus, any prospectus supplement and the other information incorporated by reference herein or therein which contain additional important information about us.

THE COMPANY

NexTier is an industry-leading U.S. land oilfield service company, with a diverse set of well completion and production services across the most active and demanding basins. Our integrated solutions approach delivers efficiency now, and our ongoing commitment to innovation helps our customers better address what is coming next. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation. At NexTier, we believe in living our core values from the basin to the boardroom, and helping customers win by safely unlocking affordable, reliable and plentiful sources of energy.

Our executive offices are located at 3990 Rogerdale Rd, Houston, Texas 77042 and our telephone number is (713) 325-6000.

THE OFFERING

Issuer	NexTier Oilfield Solutions Inc.

Shares offered	Up to 1,504,311 shares of common stock, par value $0.01 per share

Use of proceeds	We will not receive any proceeds from the sale of our common shares covered by this prospectus other than proceeds from the exercise of the Converted Options whose underlying shares are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes.

New York Stock Exchange Symbol	“NEX”

RISK FACTORS

Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before you make a decision to buy our securities, you should read and carefully consider the risks and uncertainties discussed under “Forward-Looking Statements” and the risk factors set forth in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC prior to the date of this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents that are incorporated by reference therein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and any related prospectus supplement, or incorporated by reference in this prospectus and any related prospectus supplement, or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectations, hopes, intentions, or strategies regarding the future. These statements relate to, among other things, the future financial and operating results. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to:

•	the competitive nature of the industry in which we conduct our business, including pricing pressures;

•	the ability to meet rapid demand shifts;

•	the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions;

•	the ability to obtain or renew customer contracts and changes in customer requirements in the markets we serve;

•	the ability to identify, effect and integrate acquisitions, joint ventures or other transactions;

•	the ability to protect and enforce intellectual property rights;

•	the effect of environmental and other governmental regulations on our operations;

•	the effect of a loss of, or interruption in operations of, one or more key suppliers, including resulting from product defects, recalls or suspensions;

•	the variability of crude oil and natural gas commodity prices;

•	the market price and availability of materials or equipment;

•	the ability to obtain permits, approvals and authorizations from governmental and third parties;

•	the ability to employ a sufficient number of skilled and qualified workers to combat the operating hazards inherent in our industry;

•	fluctuations in the market price of our stock; and

•	the level of, and obligations associated with, our indebtedness.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We assume no obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should carefully consider the possibility that actual results may differ materially from forward-looking statements in or incorporated into this prospectus or any related prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common shares covered by this prospectus other than proceeds from the exercise, unless net-exercised as described below, of the Converted Options whose underlying shares are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of such Converted Options will be exercised.

DESCRIPTION OF THE PLAN

Introduction

This prospectus contains an overview of eligible individuals’ rights under the NexTier Oilfield Solutions Inc. (former C&J Energy) Management Incentive Plan (the “Plan”), which we assumed upon completion of the Merger. As a result of the Merger, the assumed stock options and restricted stock units granted under the Plan relate to shares of NexTier common stock instead of shares of C&J common stock.

The description of the Plan in this prospectus is merely a summary of key terms and conditions of the Plan. This prospectus does not contain all of the terms and conditions of the official plan documents for the Plan, and is expressly qualified by reference to the plan documents for the Plan and the terms and conditions of a specific grant or award. In the event of any inconsistency between this prospectus, any plan documents or the terms and conditions of a grant or award, the plan documents and the terms and conditions of the grant or award will govern. See “Where You Can Find More Information” for instructions on how to obtain copies of the official plan documents.

Administration of the Plan

Since the Merger, the Plan is being administered by the Compensation Committee of our Board of Directors (the “Committee”). Subject to the express limitations of the Plan, the Committee has power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan. The Committee’s determinations under the Plan need not be uniform among grantees, including determinations with respect to the terms and conditions of awards granted by the Committee. Any decision of the Committee in the interpretation or administration of the Plan is made in the sole and absolute discretion of the Committee and shall be final, conclusive and binding on all parties.

Types of Awards Outstanding

This prospectus relates only to the offering of shares of NexTier common stock relating to Converted Options held by former employees of C&J under the Plan.

Exercise

Only Converted Options that are vested may be exercised. Holders may exercise all or any portion of a Converted Option that is vested at any time, provided that the holder does so before the Converted Option terminates or is forfeited pursuant to the terms of the Plan and the related award agreement. To purchase shares of NexTier common stock subject to a Converted Option, however, the holder must pay the aggregate exercise price for the number of shares such holder elects to purchase.

To exercise a Converted Option, the holder must pay the exercise price in any, or any combination, of the following forms:

•	by cash or its equivalent;

•	if permitted by the Committee, by delivering shares of NexTier common stock held to us, subject to terms and conditions as determined by the Committee;

•	in the form of other property as determined by the Committee;

•

if permitted by the Committee, through a repurchase, pursuant to which the number of shares of NexTier common stock to be issued upon exercise of a Converted Option having a fair market value on the date of exercise equal to the aggregate exercise price would be repurchased; or

•	if permitted by the Committee, through a registered broker-dealer pursuant to such cashless exercise procedures that are deemed acceptable by the Committee.

As a condition to the receipt of shares of NexTier common stock upon exercise, holders will be required to satisfy any applicable withholding taxes.

Transferability of Converted Options

No Converted Option shall be (i) sold, transferred or otherwise disposed of, (ii) pledged or otherwise hypothecated or (iii) subject to attachment, execution or levy of any kind. The Plan generally restricts the transfer of any Converted Options, except (1) transfers by will or the laws of descent and distribution, (2) to a beneficiary designated by the participant, to whom any benefit under the Plan is to be paid or who may exercise any rights of the participant in the event of the participant’s death before he or she receives any or all of such benefit or exercises an Award or (3) pursuant to a qualified domestic relations order; provided, however, that incentive stock options shall not be transferrable other than by will or the laws of descent and distribution.

Dividend Rights

Holders of Converted Options will not have a right to receive any dividends paid on NexTier common stock until holders receive shares of NexTier common stock upon the exercise of vested Converted Options.

Voting Rights

Holders of Converted Options will not have any of the voting rights of a holder of NexTier common stock until holders receive shares of NexTier common stock upon the exercise of vested Converted Options.

Adjustment

In the event of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, share dividend, share split or reverse share split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or any similar corporate event or transaction (a “Change in Capitalization”), the Committee will determine the appropriate adjustments, if any, to the Plan and/or any Converted Option to prevent dilution or enlargement of the rights granted to, or available for, participants under the Plan.

Amendment and Termination

Our board of directors may at any time terminate the Plan and may, from time to time, amend, modify or suspend the Plan or an award thereunder. However, no amendment, modification, suspension or termination may impair or adversely alter any awards granted under the Plan, except with the consent of the participant, nor shall any amendment, modification, suspension or termination deprive any grantee of any shares of NexTier common stock which he or she may have acquired through or as a result of the Plan. In addition for any amendment that requires stockholder approval under applicable law or regulation, no amendment will be effective unless such stockholder approval is so obtained.

Unless terminated earlier as provided in the Plan, the Plan shall terminate on January 6, 2027, which is the tenth anniversary of the effective date of the Plan. However, the applicable terms of the Plan and any terms and conditions applicable to any awards outstanding at the time of termination will survive termination and remain in effect for administration of such awards.

DESCRIPTION OF CAPITAL STOCK

The description of our common stock, par value $0.01 per share, contained under the heading “Comparison of Stockholders’ Rights” in the Form S-4 is hereby incorporated by reference.

PLAN OF DISTRIBUTION

We are registering 1,504,311 shares of common stock issuable upon the exercise of the Converted Options.

Pursuant to the terms of the applicable options, our shares will be issued to those option holders who elect to exercise and provide payment of the exercise price, including through a “net exercise” of a number of shares otherwise deliverable in respect of the Converted Options. We do not know if or when the Converted Options will be exercised. We also do not know whether any of the shares acquired upon exercise of any Converted Options will subsequently be resold. We are not using an underwriter in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain our SEC filings from the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below (other than information in such documents that is not deemed to be filed) and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and until the termination of the offering of the securities covered by this prospectus:

•	the Registrant’s Annual Reports on Form 10-K (filed with the SEC on February 27, 2019) and Form 10-K/A (filed with the SEC on August 19, 2019) for the fiscal year ended December 31, 2018;

•	the information responsive to Part III of Form 10-K in the Registrant’s definitive proxy statement on Schedule 14A for its 2019 annual meeting of stockholders, filed with the SEC on April 1, 2019;

•	the Registrant’s Quarterly Reports on Form 10-Q (filed with the SEC on May 7, 2019) and Form 10-Q/A (filed with the SEC on August 19, 2019) for the quarter ended March 31, 2019;

•	the Registrant’s Quarterly Reports on Form 10-Q (filed with the SEC on July 31, 2019) and Form 10-Q/A (filed with the SEC on August 19, 2019) for the quarter ended June 30, 2019;

•

the Registrant’s Current Reports on Form 8-K or Form 8-K/A (excluding any information and exhibits furnished under Item 2.02 of 7.01 thereof) filed with the SEC on January  11, 2019, February 25, 2019, March 18, 2019, May 6, 2019, May 14, 2019 , May 14, 2019, June  17, 2019, July 19, 2019, October  11, 2019, October 15, 2019, October 22, 2019 and October 31, 2019; and

•	any description of shares of the Common Stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

Requests for copies of these filings should be directed to our Investor Relations department at the following address:

NexTier Oilfield Solutions Inc.

3990 Rogerdale Rd.

Houston, Texas 77042

You should rely only on the information contained in or incorporated by reference in this prospectus and any supplements to this prospectus or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus or in any such free writing prospectus we have authorized is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Schulte Roth & Zabel LLP, New York, New York.

EXPERTS

The consolidated financial statements of C&J as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for the years ended December 31, 2018 and 2017 (Successor), and for the year end December 31, 2016 (Predecessor), and management’s assessment of the effectiveness or internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated and combined financial statements of the Registrant as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

In connection with the Registrant’s initial public offering, the Registrant requested its independent auditor, KPMG, to affirm its independence relative to the rules and regulations of the Public Company Accounting Standards Board and the SEC. During KPMG’s independence evaluation procedures, an impermissible contingent fee arrangement was identified between a KPMG member firm of KPMG International Cooperative (the “KPMG Member Firm”) and an affiliated entity controlled by the Registrant’s sponsor. This engagement existed during 2015 and through October 2016. The impermissible fee arrangement was terminated promptly upon identification. The KPMG Member Firm referenced above does not participate in the audit engagement of the Registrant and the services provided by the KPMG Member Firm had no effect on KPMG’s audit engagements. KPMG considered whether the matters noted above impacted its objectivity and ability to exercise impartial judgment with regard to its engagement as the Registrant’s auditors and have concluded that there has been no impairment of KPMG’s objectivity and ability to exercise impartial judgment on all matters encompassed within its audits. After taking into consideration the facts and circumstances of the above matter and KPMG’s determination, the Registrant’s audit committee also concluded that KPMG’s objectivity and ability to exercise impartial judgment has not been impaired.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by us in connection with the sale of the securities being registered hereby.

Securities and Exchange Commission Registration Fee	$	*
Printing and engraving fees and expenses		$—
Accounting fees and expenses		$20,000
Legal fees and expenses		$10,000
Total		$30,000

*	Previously paid in connection with the original filing of this Registration Statement on Form S-4.

We will pay all of the above fees and expenses. All expenses are estimated.

Item 15. Indemnification of Directors and Officers

The Registrant is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the “DGCL”). Under Section 145 of the DGCL, each director and officer of the Registrant may be indemnified by the Registrant against all expenses and liabilities (including attorney’s fees, judgments, fines and amounts paid in settlement) actually or reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings (other than a proceeding by or in the right of the Registrant) in which he or she is involved by reason of the fact that he or she is or was a director or officer of the Registrant if such director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, the director or officer (i) may be indemnified by the Registrant only for expenses (including attorneys’ fees) but not for judgments, fines or amounts paid in settlements and (ii) may not be indemnified for expenses in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the Registrant unless a court determines otherwise.

The Registrant’s certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director. As permitted by the DGCL, the Registrant’s bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agent as set forth in the DGCL;

•

the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s certificate of incorporation and bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the DGCL and the Registrant’s certificate of incorporation and bylaws.

The Registrant has entered into separate indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s certificate of incorporation and bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act. The Registrant currently carries liability insurance for its directors and officers.

Item 16. Exhibits

The exhibits listed below are filed or incorporated by reference as part of this registration statement.

Exhibit Number	Exhibit Description

4.1	Certificate of Incorporation of Keane Group, Inc., including Amendment of Certificate of Incorporation, dated October 13, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on December 14, 2016)

4.2	Certificate of Amendment to the Certificate of Incorporation of Keane Group, Inc., effective October 31, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2019)

4.3	Bylaws of Keane Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 21, 2017)

4.4	NexTier Oilfield Solutions Inc. (former C&J Energy) Management Incentive Plan*

5.1	Opinion of Schulte Roth & Zabel LLP regarding the validity of the securities being registered**

23.1	Consent of Schulte Roth & Zabel LLP (included in Exhibit 5.1)**

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm for the Registrant*

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm for C&J*

24.1	Power of Attorney**

*	Filed herewith.
**	Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)

that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Certificate of Incorporation of Keane Group, Inc., including Amendment of Certificate of Incorporation, dated October 13, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on December 14, 2016)

4.2	Certificate of Amendment to the Certificate of Incorporation of Keane Group, Inc., effective October 31, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2019)

4.3	Bylaws of Keane Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 21, 2017)

4.4	NexTier Oilfield Solutions Inc. (former C&J Energy) Management Incentive Plan*

5.1	Opinion of Schulte Roth & Zabel LLP regarding the validity of the securities being registered**

23.1	Consent of Schulte Roth & Zabel LLP (included in Exhibit 5.1)**

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm for the Registrant*

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm for C&J*

24.1	Power of Attorney**

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 1, 2019.

NEXTIER OILFIELD SOLUTIONS INC.

By:	/s/ Robert W. Drummond
Name: Robert W. Drummond
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert W. Drummond and Gregory L. Powell as his or her attorney and agent, with full power of substitution and resubstitution, on his or her behalf in any such capacity to sign and file this Registration Statement and any and all amendments, exhibits and other documents related thereto which any such attorney or substitute may deem necessary or advisable to be filed with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the matters described in these resolutions, as fully as such officer or director might or could do if personally present and acting and as fully as the Registrant might or could do by a properly authorized agent. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on November 1, 2019.

Signature	Title

/s/ Robert W. Drummond	Chief Executive Officer and Director (Principal Executive Officer)
Robert W. Drummond

/s/ Gregory L. Powell	Executive Vice President and Chief Integration Officer (Principal Financial Officer)
Gregory L. Powell

/s/ Lamphung Ngo-Burns	Principal Accounting Officer
Lamphung Ngo-Burns	(Principal Accounting Officer)

/s/ Patrick Murray	Chairman
Patrick Murray

/s/ Stuart Brightman	Director
Stuart Brightman

/s/ Marc G. R. Edwards	Director
Marc G. R. Edwards

/s/ Gary H. Halverson	Director
Gary H. Halverson

/s/ John Kennedy	Director
John Kennedy

/s/ Steven Mueller	Director
Steven Mueller

/s/ Amy Nelson	Director
Amy Nelson

/s/ Mel G. Riggs	Director
Mel G. Riggs

/s/ Michael Roemer	Director
Michael Roemer

/s/ James C. Stewart	Director
James C. Stewart

/s/ Scott Wille	Director
Scott Wille